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                                                       Exhibit 23
                                                       ----------


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

  We consent to the incorporation by reference in Registration Statements No. 2-89564, No. 33-34998, No. 33-48864, No. 33-45073,
  No. 33-58952 and No. 33-55660 of CML Group, Inc. and its subsidiaries each on Form S-8, and Registration Statements No.
  33-40936, No. 33-40224 and   No. 33-58054 of CML Group, Inc. and
  its subsidiaries each on Form S-3, of our report dated September 29, 1994 appearing in this Annual Report on Form 10-K of CML Group, Inc. and its subsidiaries for the year ended July 31, 1994.



  DELOITTE & TOUCHE LLP

  Boston, Massachusetts
  October 29, 1994



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